Exhibit 10.1


                             AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER, dated January 19, 1999 (the "Agreement"), between SYNAPTX WORLDWIDE, INC., a Utah corporation ("Synaptx"), and PALADYNE CORP., a Delaware corporation
          ("Paladyne") (Synaptx and Paladyne are sometimes referred to herein collectively as the "Constituent Corporations").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


               WHEREAS, Paladyne was incorporated in the State of Delaware on January 11, 1999, and is a wholly-owned subsidiary of Synaptx; and

               WHEREAS, the Board of Directors of Synaptx believes that it is in the best interest of Synaptx to reincorporate in the State of Delaware by merging with and into Paladyne pursuant to this Agreement.

               NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and undertakings herein given and other good and valuable consideration, the parties hereto agree, in accordance with the applicable provisions of the statutes of Utah and Delaware, respectively, which permit such merger, Synaptx shall be, and hereby is, merged with and into Paladyne, at the Effective Time (as herein defined), and that the terms and conditions of the merger hereby agreed to (the "Merger") shall be as hereinafter set forth:


                                     ARTICLE ONE
                              Principal Terms of Merger

               Section 1.01.  Merger.  At the Effective Time (as herein
                              ------
          defined), Synaptx shall merge with and into Paladyne provided that this Agreement has not been terminated pursuant to Section
          4.02 herein.

               Section 1.02.  Effective Time of Merger.  The Merger shall
                              ------------------------
          become effective as of the completion of all filing requirements specified in Sections 4.03 and 4.04 of this Agreement, and such date and time is hereinafter referred to as the "Effective Time."


                                     ARTICLE TWO
                 Certificate of Incorporation, By-Laws and Directors

               Section 2.01.  Certificate of Incorporation.  The
                              ----------------------------
          Certificate of Incorporation of Paladyne in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of Paladyne, to remain unchanged until amended as provided by law.

               Section 2.02.  By-Laws.  The By-Laws of Paladyne in effect
                              -------
          at the Effective Time of the Merger shall be the By-Laws of Paladyne, to remain unchanged until amended as provided by law.

               Section 2.03.  Directors.  Synaptx, in its capacity as sole
                              ---------
          shareholder of Paladyne, shall elect as directors of Paladyne those individuals elected by the shareholders of Synaptx prior to the Effective Time of the Merger, and such persons shall serve as directors of Paladyne until the next annual meeting of the stockholders of Paladyne.


                                    ARTICLE THREE
                         Exchange and Cancellation of Shares

               At the Effective Time of the Merger, all issued and outstanding shares of Synaptx common stock, $.001 par value (the "Old Common Stock"), and all issued and outstanding shares of Synaptx's Series A Convertible Preferred Stock, $.001 par value (the "Old Preferred Stock"), shall be canceled and the corporate existence of Synaptx, shall cease. Shares of Paladyne's common stock, par value $.001 per share (the "New Common Stock"), and shares of Paladyne's Series A Convertible Preferred Stock, $.001 par value (the "New Preferred Stock"), shall be issued to the shareholders of Synaptx as a result of the Merger as herein provided.

               Section 3.01.  The Surviving Corporation Stock.  Each share
                              -------------------------------
          of Old Common Stock which is outstanding prior to the Effective Time of the Merger shall be converted into one issued and outstanding share of New Common Stock and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Common Stock shall automatically be and become holders of shares of New Common Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of Old Preferred Stock which is outstanding prior to the Effective Time of the Merger shall be converted into one issued and outstanding share of New Preferred Stock and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Preferred Stock shall automatically be and become holders of shares of New Preferred Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.


               Section 3.02.  Cancellation of Old Common Stock and Old
                              ----------------------------------------
          Preferred Stock.  After the Effective Time of the Merger, each
          ---------------
          holder of record of any outstanding certificate or certificates theretofore representing shares of Old Common Stock or Old Preferred Stock may surrender the same to American Stock Transfer & Trust Company, New York, New York, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of New Common Stock or New Preferred Stock. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented one or more shares of Old Common Stock or Old Preferred Stock shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of New Common Stock or New Preferred Stock, respectively. Upon the surrender of a certificate or certificates representing shares of Old Common Stock or Old Preferred Stock, a proper officer of Paladyne shall cancel said certificate or certificates.


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


                                     ARTICLE FOUR
                               Adoption and Termination

               Section 4.01.  Submission to Vote of Shareholders.  This
                              ----------------------------------
          Agreement shall be submitted to the shareholders of Synaptx, as provided by applicable law, and shall take effect, and be deemed to be the Agreement and Plan of Merger of the Constituent Corporations, upon the approval or adoption thereof by said shareholders of Synaptx in accordance with the requirements of the laws of the State of Utah.

               Section 4.02.  Termination of Agreement.  Anything herein or
                              ------------------------
          elsewhere to the contrary notwithstanding, this Agreement may be abandoned by Synaptx by an appropriate resolution of its Board of Directors at any time prior to the Effective Time of the Merger if such Board of Directors believes that the Merger is not in the best interests of Synaptx or in the event that the shareholders who hold more than five (5%) percent of the outstanding and issued shares of Old Common Stock [and Old Preferred Stock] dissent from the Merger and seek appraisal rights pursuant to Sections 16-10a-1301 through 16-10a-1331 of the Utah Revised Business Corporation Act.

               Section 4.03.  Filing of Articles of Merger in the State of
                              --------------------------------------------
          Utah.  As soon as practicable after the requisite shareholder
          ----
          approval referenced in Section 4.01 herein, Articles of Merger to effectuate the terms of this Agreement shall be executed and acknowledged by Paladyne and thereafter delivered to the Division of Corporations and Commerical Code (the "Division") of the State of Utah for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to
          Section 4.02 herein.

               Section 4.04.  Filing of Certificates of Merger in the State
                              ---------------------------------------------
          of Delaware.  As soon as practicable after the requisite
          -----------
          shareholder approval referenced in Section 4.01 herein, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Delaware for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to
          Section 4.02 herein.


                                     ARTICLE FIVE
                                   Effect of Merger

               Section 5.01.  Effect of Merger.  At the Effective Time of
                              ----------------
          the Merger, the Constituent Corporations shall be a single corporation, which shall be Paladyne, and the separate existence of Synaptx shall cease except to the extent provided by the laws of the States of Utah and Delaware. Paladyne shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in Paladyne without further act or deed; and the title to all real estate, or any interest therein, vested in either of the


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

          Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. Paladyne shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger. Paladyne shall assume any stock option or similar employee benefits plan of Synaptx, and all contractual rights of Synaptx for the issuance of shares of the Old Common Stock and Old Preferred Stock, and such issuances or reserves for issuances shall be of shares of New Common Stock and New Preferred Stock on an as-converted basis as set forth in Section 3.01 hereof.

               Section 5.02.  Business Combinations with Ronald E. Weindruch.
                              ----------------------------------------------
          Paladyne hereby acknowledges that Ronald E. Weindruch, beneficially owns 1,661,881 shares of Old Common Stock at the date of this Agreement and further recognizes that, as a result of such stock ownership, Mr. Weindruch could be deemed to be an Interested Stockholder (as that term is defined under Section 203 of the General Corporation Law of the State of Delaware) of Paladyne after the consummation of the Merger. Paladyne hereby represents and warrants to Synaptx that the Board of Directors of Paladyne has considered the stock ownership that Mr. Weindruch will have in Paladyne at the Effective Time of the Merger in approving this Agreement. Paladyne hereby represents and warrants to Synaptx that the Board of Directors of Paladyne has approved such stock acquisition.


                                     ARTICLE SIX
                               Post Merger Undertakings

               Section 6.01   Service of Process.  Paladyne hereby agrees
                              ------------------
          that it may be served with process within the State of Utah in any proceeding for the enforcement of any obligation of Synaptx and in any proceeding for the enforcement of the rights of any dissenting shareholder of Synaptx.

               Section 6.02   Authorization of Service of Process.
                              -----------------------------------
          Paladyne hereby authorizes service of process on it pursuant to
          Section 6.01 herein by registered or certified mail return receipt requested to its principal office as set forth in the Articles of Merger to be filed pursuant to Section 4.03 herein or as changed by notice to the Division.

               Section 6.03   Payments to Dissenting Shareholders.
                              -----------------------------------
          Paladyne shall promptly pay to any shareholders of Synaptx who dissent from the Merger the amount, if any, to which such dissenting shareholders shall be entitled with respect to the Merger pursuant to applicable law.


                                    ARTICLE SEVEN
                                    Miscellaneous

               Section 7.01   Further Actions.  Each of the Constituent
                              ---------------
          Corporations shall take or cause to be taken all action, or do, or cause to be done, all things necessary, proper or advisable under the laws of the States of Utah and Delaware to consummate and make effective the Merger following approval of the Merger by the shareholders of Synaptx in accordance with the laws of said States.


               Section 7.02.  Amendments.  At any time prior to the
                              ----------
          Effective Time of the Merger (notwithstanding any shareholder approval), if authorized by their respective Board of Directors,

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

          the parties hereto may, by written agreement, amend or supplement any of the provisions of this Agreement. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of each of the Constituent Corporations by a person authorized to sign this Agreement.

               Section 7.03.  Counterparts.  This Agreement may be executed
                              ------------
          in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement and Plan of Merger to be executed by an authorized officer of each party hereto, and the corporate seal affixed on the date above first written.


                                        PALADYNE CORP.
                                        (a Delaware corporation)

                                        By:    /s/ Ronald L. Weindruch
                                             ------------------------------
                                             Name:  Ronald L. Weindruch
                                             Title: President


                                        SYNAPTX WORLDWIDE, INC.
                                        (a Utah corporation)

                                        By:    /s/ Ronald L. Weindruch
                                             ------------------------------
                                             Name:  Ronald L. Weindruch
                                             Title: President

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